Exhibit 99.1

        WORLD ACCEPTANCE CORPORATION REPORTS RECORD FIRST QUARTER RESULTS

    GREENVILLE, S.C., July 25 /PRNewswire-FirstCall/ -- World Acceptance Corporation (Nasdaq: WRLD) today reported record revenue and net income for its first fiscal quarter ended June 30, 2006.

    Net income for the first quarter rose 36.6% to $10.0 million compared with $7.3 million for the same quarter of the prior year. Earnings per share rose to $0.53 per share for the quarter, a 41.9% increase over the $0.38 per share for the prior year quarter. Growth in earnings per share benefited from the 600,400 shares repurchased during the last 12 months. Total revenues for the quarter increased 23.3% to $63.8 million from $51.8 million for the prior year quarter. Gross loans outstanding were $447.8 million at June 30, 2006, a 20.7% increase over the $371.1 million in balances outstanding at June 30, 2005 and a 7.6% sequential increase over the $416.3 million for the previous quarter ended March 31, 2006.

    "Our first quarter results were excellent as loan demand accelerated over the last three quarters," stated Sandy McLean, CEO. "Our per share earnings growth benefited from our growth in revenue, as well as declines in general and administrative expense as a percentage of revenues and lower charge-offs as a percent of average loans. Although we are not expecting earnings to increase at the same rate as the current quarter, we do expect good results for the remainder of the fiscal year as we focus on internal growth, new office openings, our continued close management of expenses and our recent successes with lower delinquencies and charge-offs."

    Several key ratios remained improved during the quarter. Total general and administrative expenses as a percent of total revenues improved to 54.6% during the most recent quarter compared to 56.5% during the prior year quarter. Net charge-offs as a percent of average net loans (annualized) decreased to 11.6% during the quarter from 14.2% for the quarter ended June 30, 2005.

    During the quarter, the Company opened or acquired 24 offices and closed three non-performing offices, leaving a total of 641 offices at June 30, 2006.

    About World Acceptance

    World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 641 offices in eleven states and Mexico. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

    First Quarter Conference Call

    The senior management of World Acceptance Corporation will be discussing these results in its quarterly conference call to be held at 10:00 A.M. Eastern today. Interested parties may participate in this call by dialing 1-866-261-7147. A simulcast of the conference call is also available on the Internet at http://www.streetevents.com and http://www.vcall.com . The call will be available for replay on the Internet for approximately 30 days.

    This press release may contain various "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company's expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include changes in the timing and amount of revenues that may be recognized by the Company, changes in current revenue and expense trends (including trends affecting charge-offs), changes in the Company's markets and changes in the economy (particularly in the markets served by the Company). Such factors are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. World Acceptance Corporation is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

World Acceptance Corporation

Condensed Consolidated Statements of Operations

             (unaudited and in thousands, except per share amounts)

                                                            Three Months Ended
                                                                  June 30,
                                                         -------------------------
                                                             2006          2005
                                                         -----------   -----------
Interest & fees                                          $    54,536        44,599
Insurance & other                                              9,301         7,169
                                                         -----------   -----------
          Total revenues                                      63,837        51,768
Expenses:
          Provision for loan losses                           11,167         9,540
          General and administrative expenses
                   Personnel                                  23,593        19,582
                   Occupancy & equipment                       3,915         3,184
                   Data processing                               495           501
                   Advertising                                 1,890         1,658
                   Intangible amortization                       794           686
                   Other                                       4,160         3,630
                                                         -----------   -----------
                                                              34,847        29,241
          Interest expense                                     1,901         1,307
                                                         -----------   -----------
                   Total expenses                             47,915        40,088
                                                         -----------   -----------
Income before taxes                                           15,922        11,680
Income taxes                                                   5,935         4,368
                                                         -----------   -----------
Net income                                               $     9,987         7,312
                                                         ===========   ===========
Diluted earnings per share                               $      0.53          0.38
                                                         ===========   ===========
Weighted average shares
 outstanding (diluted)                                        18,741        19,477
                                                         ===========   ===========

Condensed Consolidated Balance Sheets

                          (unaudited and in thousands)

                                                       June 30,     March 31,      June 30,
                                                        2006          2006          2005
                                                     -----------   -----------   -----------
                   ASSETS
Cash                                                 $     4,897         4,034         4,053
Gross loans receivable                                   447,840       416,302       371,056
          Less: Unearned
           interest & fees                              (114,330)     (103,556)      (91,583)
          Allowance for
           loan losses                                   (24,605)      (22,717)      (20,531)
                                                     -----------   -----------   -----------
                   Loans receivable,
                    net                                  308,905       290,029       258,942
Property and equipment, net                               11,517        11,040        10,221
Deferred tax benefit                                       3,898         3,898        10,690
Intangible assets                                         16,227        16,861        17,097
Other assets                                               7,014         6,922         4,956
                                                     -----------   -----------   -----------
                                                     $   352,458       332,784       305,959
                                                     ===========   ===========   ===========

    LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
          Notes payable                                  113,200       100,600       100,250
          Income tax payable                               4,376         6,778         5,666
          Accounts payable and
           accrued expenses                               12,028        14,976         9,176
                                                     -----------   -----------   -----------
                Total liabilities                        129,604       122,354       115,092
Shareholders' equity                                     222,854       210,430       190,867
                                                     -----------   -----------   -----------
                                                     $   352,458       332,784       305,959
                                                     ===========   ===========   ===========

Selected Consolidated Statistics

                             (dollars in thousands)

                                                       Three Months Ended
                                                            June 30,
                                                   -------------------------
                                                       2006          2005
                                                   -----------   -----------
Expenses as a percent of total revenues:
          Provision for loan losses                       17.5%         18.4%
          General and administrative expenses             54.6%         56.5%
          Interest expense                                 3.0%          2.5%

Average gross loans receivable                     $   430,105   $   360,042

Average loans receivable                           $   321,788   $   272,428

Loan volume                                        $   341,833   $   281,968

Net charge-offs as percent of average loans               11.6%         14.2%

Return on average assets                                  11.7%          9.8%

Return on average equity                                  18.4%         15.4%

Offices opened (closed) during the period, net              21             4

Offices open at end of period                              641           583

SOURCE  World Acceptance Corporation
    -0-                             07/25/2006
    /CONTACT: Sandy McLean, Chief Executive Officer of World Acceptance Corporation, +1-864-298-9800/